         SCHEDULE TO MONTHLY NOTEHOLDERS' STATEMENT

        MBNAseries
         MBNA CREDIT CARD MASTER NOTE TRUST

        MONTHLY PERIOD ENDING November 30, 2001

           Reference is made to the 2001-D Supplement (the "Series 2001-D" Supplement), dated as of May
        24, 2001, between MBNA America Bank, National Association, a national banking association (the
        "Bank"), as Seller and Servicer, and The Bank of New York, as Trustee, the Indenture (the
        "Indenture"), dated as of May 24, 2001 and the Indenture Supplement (the "Indenture
        Supplement"), dated as of May 24, 2001 , each between MBNA Credit Card Master Note Trust, as
        Issuer, and "The Bank of New York, as Indenture Trustee.  Terms used herein and not defined herein have the meanings ascribed to them in the 2001-D Supplement, the Indenture and the
        Indenture Supplement, as applicable.

           The following computations are prepared with respect to the Transfer Date of December 14, 2001 and with respect to the performance of the Trust during the related Monthly Period.

        A. Targeted deposits to Interest Funding sub-Accounts:

        Targeted Deposit        Actual Deposit to       Shortfall from  Interest Funding        Interest Funding
        to Interest     Interest Funding        earlier Monthly sub-account Balance     sub-Account
        Funding sub-Account for Periods prior to Withdrawals*   Earnings
        sub-Account for applicable Monthly
        applicable Monthly      Period
        Period

        Class A:
        Class A(2001-1) $4,791,666.67   $4,791,666.67   $0.00   $4,791,666.67   $0.00
        Class A(2001-2) $1,035,555.56   $1,035,555.56   $0.00   $1,035,555.56   $0.00
        Class A(2001-3) $2,257,777.78   $2,257,777.78   $0.00   $4,445,000.00   $3,666.87
        Class A(2001-Emerald)   $6,691,077.79   $6,691,077.79   $0.00   $81,200,712.18  $143,606.50
        Class A(2001-4) $1,964,444.44   $1,964,444.44   $0.00   $1,964,444.44   $0.00
        Class A(2001-5) $1,300,000.00   $1,300,000.00   $0.00   $1,300,000.00   $0.00
        Class A Total:  $18,040,522.24  $18,040,522.24  $0.00   $94,737,378.85  $147,273.37
        Class B:
        Class B(2001-1) $545,555.56     $545,555.56     $0.00   $545,555.56     $0.00
        Class B(2001-2) $542,222.22     $542,222.22     $0.00   $542,222.22     $0.00
        Class B Total:  $1,087,777.78   $1,087,777.78   $0.00   $1,087,777.78   $0.00
        Class C:
        Class C(2001-1) $695,555.56     $695,555.56     $0.00   $695,555.56     $0.00
        Class C(2001-2) $287,111.11     $287,111.11     $0.00   $287,111.11     $0.00
        Class C(2001-3) $2,183,333.33   $2,183,333.33   $0.00   $2,183,333.33   $0.00
        Class C(2001-4) $695,555.56     $695,555.56     $0.00   $695,555.56     $0.00
        Class C Total:  $3,861,555.56   $3,861,555.56   $0.00   $3,861,555.56   $0.00
        Total:  $22,989,855.58  $22,989,855.58  $0.00   $99,686,712.19  $147,273.37

        *  The Interest Funding Account Balance for Class A(2001-Emerald) reflects activity as of the end of the Monthly Period.

        B. Interest to be paid on the corresponding Payment
        Date:*
        Amount of interest to
        be paid on
        corresponding
        Interest Payment Date
        CUSIP   Interest Payment Date   Interest Rate
        Number

        Class A
        Class A(2001-1) 55264TAC5       December 17, 2001       5.7500000%      $4,791,666.67
        Class A(2001-2) 55264TAE1       December 17, 2001       2.3300000%      $1,035,555.56
        Class A(2001-4) 55264TAL5       December 17, 2001       2.2100000%      $1,964,444.44
        Class A(2001-5) 55264TAM3       December 17, 2001       2.4000000%      $1,300,000.00
        Total Class A   $9,091,666.67
        Class B
        Class B(2001-1) 55264TAA9       December 17, 2001       2.4550000%      $545,555.56
        Class B(2001-2) 55264TAJ0       December 17, 2001       2.4400000%      $542,222.22
        Total Class B   $1,087,777.78
        Class C
        Class C(2001-1) 55264TAB7       December 17, 2001       3.1300000%      $695,555.56
        Class C(2001-2) 55264TAD3       December 17, 2001       3.2300000%      $287,111.11
        Class C(2001-3) 55264TAF8       December 17, 2001       6.5500000%      $2,183,333.33
        Class C(2001-4) 55264TAK7       December 17, 2001       3.1300000%      $695,555.56
        Total Class C   $3,861,555.56

        *  For Interest Payment information on the Emerald Note program, refer to Exhibit B to the Class A(2001-Emerald) Terms Document.

        C. Targeted deposits to Class C Reserve sub-Accounts:
        Targeted Deposit to     Actual Deposit  Class C Reserve Class C
        Class C Reserve to Class C      sub-Account Balance     Reserve
        sub-Account for Reserve on Transfer Date        sub-Account
        applicable Monthly      sub-Account for prior to withdrawals    Earnings
        Period  applicable
        Monthly Period

        NOTHING TO REPORT

        D. Withdrawals to be made from the C Reserve sub-Accounts on the corresponding Transfer Date:

        Withdrawals for Withdrawals for Class C Reserve
        Interest        Principal       sub-Account Balance
        on Transfer Date
        after withdrawals

        NOTHING TO REPORT

        E. Targeted deposits to Principal Funding sub-Accounts:

         Targeted Deposit to    Actual Deposit to       Shortfall from  Principal       Principal Funding
        Principal Funding       Principal Funding       earlier Monthly Funding sub-Account
        sub-Account for sub-Account for Periods sub-Account     Earnings
        applicable Monthly      applicable Monthly      Balance on
        Period  Period  Transfer Date

        NOTHING TO REPORT

        F. Principal to be paid on the corresponding Principal Payment Date:

        CUSIP Number    Principal       Amount of principal
        Payment Date    to be paid on
        corresponding
        Principal Payment
        Date

        NOTHING TO REPORT

        G.      Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount for the related Monthly
        Period (as of the end of the prior Monthly Period):

        Initial Dollar  Outstanding     Adjusted Outstanding    Nominal Liquidation
        Principal  Amount       Principal       Principal Amount        Amount
        Amount

        Class A
        Class A(2001-1) $1,000,000,000.00       $1,000,000,000.00       $1,000,000,000.00       $1,000,000,000.00
        Class A(2001-2) $500,000,000.00 $500,000,000.00 $500,000,000.00 $500,000,000.00
        Class A(2001-3) $1,000,000,000.00       $1,000,000,000.00       $1,000,000,000.00       $1,000,000,000.00
        Class A(2001-Emerald)   $3,200,000,000.00       $3,200,000,000.00       $3,200,000,000.00       $3,200,000,000.00
        Class A(2001-4) $1,000,000,000.00       $1,000,000,000.00       $1,000,000,000.00       $1,000,000,000.00
        Class A(2001-5) $500,000,000.00 $500,000,000.00 $500,000,000.00 $500,000,000.00

        Total Class A:  $7,200,000,000.00       $7,200,000,000.00       $7,200,000,000.00       $7,200,000,000.00

        Class B
        Class B(2001-1) $250,000,000.00 $250,000,000.00 $250,000,000.00 $250,000,000.00
        Class B(2001-2) $250,000,000.00 $250,000,000.00 $250,000,000.00 $250,000,000.00

        Total Class B:  $500,000,000.00 $500,000,000.00 $500,000,000.00 $500,000,000.00

        Class C
        Class C(2001-1) $250,000,000.00 $250,000,000.00 $250,000,000.00 $250,000,000.00
        Class C(2001-2) $100,000,000.00 $100,000,000.00 $100,000,000.00 $100,000,000.00
        Class C(2001-3) $400,000,000.00 $400,000,000.00 $400,000,000.00 $400,000,000.00
        Class C(2001-4) $250,000,000.00 $250,000,000.00 $250,000,000.00 $250,000,000.00

        Total Class C:  $1,000,000,000.00       $1,000,000,000.00       $1,000,000,000.00       $1,000,000,000.00
        Total:  $8,700,000,000.00       $8,700,000,000.00       $8,700,000,000.00       $8,700,000,000.00

        H. Class A Usage of Class B and Class C Subordinated Amounts:

        Class A Usage of        Class A Usage of Class  Cumulative Class A      Cumulative Class A
        Class B C Subordinated Amount   Usage of Class B        Usage of Class C
        Subordinated Amount     for this Monthly Period Subordinated Amount     Subordinated Amount
        for this Monthly
        Period

        NOTHING TO REPORT

        I. Class B Usage of Class C Subordinated Amounts:
        Class B Usage of Class C        Cumulative Class B
        Subordinated Amount for Usage of Class C
        this Monthly Period     Subordinated Amount

        NOTHING TO REPORT

        J. Nominal Liquidation Amount for Tranches of Notes Outstanding during related Monthly Period:

        Beginning Nominal       Increases from  Increases from  Reimbursements  Reductions due to       Reductions due to       Reductions due to       Ending Nominal
        Liquidation Amount *    accretions on   amounts withdrawn       from Available  reallocations of        Investor        amounts on      Liquidation
        Principal for   from the Principal      Funds   Available Principal     Charge-Offs     deposit in the  Amount
        Discount Notes  Funding Amounts Principal Funding
        sub-Account in  sub-Account
        respect of
        Prefunding Excess
        Amount

        Class A
        Class A(2001-1) $1,000,000,000.00       $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $1,000,000,000.00
        Class A(2001-2) $500,000,000.00 $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $500,000,000.00
        Class A(2001-3) $1,000,000,000.00       $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $1,000,000,000.00
        Class A(2001-Emerald)   $3,200,000,000.00       $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $3,200,000,000.00
        Class A(2001-4) $1,000,000,000.00       $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $1,000,000,000.00
        Class A(2001-5) $500,000,000.00 $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $500,000,000.00
        $7,200,000,000.00       $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $7,200,000,000.00
        Class B
        Class B(2001-1) $250,000,000.00 $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $250,000,000.00
        Class B(2001-2) $250,000,000.00 $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $250,000,000.00
        $500,000,000.00 $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $500,000,000.00
        Class C
        Class C(2001-1) $250,000,000.00 $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $250,000,000.00
        Class C(2001-2) $100,000,000.00 $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $100,000,000.00
        Class C(2001-3) $400,000,000.00 $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $400,000,000.00
        Class C(2001-4) $250,000,000.00 $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $250,000,000.00
        $1,000,000,000.00       $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $1,000,000,000.00
         Total: $8,700,000,000.00       $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $8,700,000,000.00

        *  The Beginning Nominal Liquidation Amount for Class A(2001-Emerald) is reported as of the end of the Monthly Period.

        K. Excess Available Funds and 3 Month Excess Available Funds:
        Excess Available Funds  65,196,264.25

        Is 3 Month Excess Available Funds less than 0 ? (Yes/No)        NO

           IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly No

        MBNA AMERICA BANK,

        NATIONAL ASSOCIATION,

         as Beneficiary of the MBNA Credit
        Card Master Note Trust

         and
         as Servicer of the MBNA Master
        Credit Card Trust II

        Name:   Christopher Harris
        Title:  First Vice President

        C-1     MBNAseries